QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-143254 on Form S-3, and Registration Statements No. 333-159401 and No. 333-156116 on Form S-8, of our report dated March 14, 2008, relating to the 2007 financial statements of Venoco, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2009.

/S/ DELOITTE & TOUCHE LLP

Denver, Colorado
February 24, 2010

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM